                                                                     Exhibit 24

                                POWER OF ATTORNEY

          Know all men by these presents, that each of the undersigned constitutes and appoints J. Kent Friedman and John Wm. Niemand II, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 (including post-effective amendments) of Kaiser Aluminum Corporation (the "Company") relating to the issuance by the Company of up to 5,500,000 additional shares of the Company's Common Stock, par value $.01 per share, under the Kaiser 1997 Omnibus Stock Incentive Plan, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or this substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

             Signatures                                            Title                                     Date
             ----------                                            -----                                     ----
/s/ Raymond J. Milchovich                       President, Chief Executive Officer, Chief                 May 3, 2000
Raymond J. Milchovich                                 Operating Officer and Director
                                                      (Principal Executive Officer)

/s/ John T. La Duc                             Executive Vice President and Chief Financial               May 3, 2000
John T. La Duc                                                   Officer
                                                      (Principal Financial Officer)


/s/ Daniel D. Maddox                                  Vice President and Controller                       May 3, 2000
Daniel D. Maddox                                      (Principal Accounting Officer)

/s/ Robert J. Cruikshank                                         Director                                 May 3, 2000
Robert J. Cruikshank

/s/ George T. Haymaker, Jr.                         Chairman of the Board and Director                    May 3, 2000
George T. Haymaker, Jr.

/s/ Charles E. Hurwitz                                           Director                                 May 3, 2000
Charles E. Hurwitz

/s/ Ezra G. Levin                                                Director                                 May 3, 2000
Ezra G. Levin

/s/ James D. Woods                                               Director                                 May 3, 2000
James D. Woods
